EXHIBIT 99.1

PRESS RELEASE

Contact:	Kenneth Smith
Chief Financial Officer
CIRCOR International, Inc.
781-270-1200

CIRCOR Announces First Quarter Results

•	Net earnings of $0.32 posted for quarter

•	Robust energy markets help lift total orders 82% and backlog 69% to record levels

•	Operational improvements being implemented to improve production throughput and increase capacity

BURLINGTON, MA, May 1, 2006

CIRCOR International, Inc. [NYSE:CIR] a leading provider of valves and other fluid control devices for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for its first quarter ended April 2, 2006.

Revenues for the first quarter were $127.3 million, an increase of 25% from $102.2 million for the first quarter 2005. Net income for the first quarter 2006 was $5.2 million, or $0.32 per diluted share, equal to the results for the 2005 first quarter. The earnings per share for the first quarter 2006 includes a $0.01 charge for the adoption of FAS 123R, the expensing of stock options.

The Company received orders totaling a record $203.2 million during the first quarter 2006, an increase of 82% over the same period in 2005. Backlog at March-end 2006 reached another record of $241.3 million, up 69% over March 2005 backlogs and sequentially increasing 70% over the fourth quarter of 2005. Excluding acquisitions completed during the past 12 months, orders increased 54% and backlogs rose 31% compared to first quarter 2005.

During the first quarter 2006, the Company’s free cash flow was a use of $5.2 million (defined as net cash used in operating activities, less capital expenditures and dividends paid) and included an investment in higher inventory to support the record backlog. The acquisitions of Sagebrush Pipeline Equipment Company and Hale-Hamilton during the first quarter 2006 used a combined $61 million in cash, resulting in the Company having an 18% net debt to total capitalization ratio at the end of the first quarter.

CIRCOR’s Instrumentation and Thermal Fluid Controls Products segment revenues increased 19% to $72.4 million compared to $61.0 million in the first quarter 2005 primarily due to acquisitions. Incoming orders for this segment increased 31% to $87.3 million compared to the first quarter last year and backlogs increased 76% compared to March-end 2005 as a result of acquisitions and growth at existing businesses. This segment’s operating margin for the first quarter decreased to 9.1% as production and supply issues that arose during the second half of 2005 continue to be resolved.

CIRCOR’s Energy Products segment revenues increased 33% to $54.9 million from $41.2 million in the first quarter last year, primarily due to organic sales growth to oil and gas markets. Including acquisitions, incoming orders for the quarter rose 155% to $116.0 million compared to the same period last year and ending backlog totaled $130.6 million, an increase of 63% compared to March-end 2005, both representing records for this segment. These orders and backlog figures include approximately $30 million of the $50 million of letters of intent received for major international natural gas projects as of year-end 2005, which were converted into purchase orders in the first quarter. The remaining $20 million of these letters of intent are expected to be processed and recorded as orders during the second quarter 2006. Worldwide market conditions for oil and gas projects continue to be strong. This segment’s operating margin grew 240 basis points to 10.4% for the first quarter of 2006, compared to the same period last year.

David A. Bloss, Sr., Chairman and Chief Executive Officer, said, “We are pleased with how our markets are performing and our record level of orders and backlog. The extremely strong oil and gas market and the success of our acquisition efforts have contributed significantly to our growth this past quarter. We remain concentrated on improving our bottom line profit performance and have implemented many changes to correct our internal processes, upgrade management and improve our supplier performance, particularly within our Instrumentation and Thermal Fluid Controls Segment. These actions will continue during the second quarter and should result in an improvement in our operating performance during the second half of 2006.”

CIRCOR provided guidance for its second quarter 2006 results, indicating it expects earnings to be in the range of $0.37 to $0.39 per diluted share excluding special charges but including a non-cash charge of approximately $0.01 per diluted share for the adoption of FAS 123R relating to expensing of stock options.

CIRCOR International has scheduled a conference call to review its results for the first quarter 2006 on Tuesday, May 2, 2006 at 9:00 a.m. ET. Interested parties may access the call by dialing (800) 946-0720 for US & Canada and (719) 457-2646 for International locations. A replay of the call will be available from 12:00 noon ET on May 2, 2006 through midnight on Monday, May 8, 2006. To access the replay, interested parties can dial (888) 203-1112 or (719) 457-0820 and enter confirmation code #1149621 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on Monday, May 1, 2006 by 6:00 p.m. ET. The presentation slides may be downloaded from the Quarterly Earnings page of the Investors section on the CIRCOR Website: http://www.CIRCOR.com. An audio recording of the conference call also is expected to be posted on the Company’s website by May 5, 2006.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, aerospace, thermal fluid and energy markets. CIRCOR’s executive headquarters are located at 25 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	April 2, 2006	December 31, 2005
ASSETS
Current Assets:
Cash and cash equivalents	$27,069	$31,112
Trade accounts receivable, less allowance for doubtful accounts of $2,126 and $1,943 respectively	84,298	77,731
Inventories	123,429	107,687
Prepaid expenses and other current assets	7,323	3,791
Deferred income taxes	4,773	4,328
Assets held for sale	3,171	1,115

Total Current Assets	250,063	225,764

Property, Plant and Equipment, net	71,581	63,350

Other Assets:
Goodwill	168,611	140,179
Intangibles, net	31,223	20,941
Other assets	18,843	10,146

Total Assets	$540,321	$460,380

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$56,711	$49,736
Accrued expenses and other current liabilities	29,579	26,031
Accrued compensation and benefits	11,501	14,509
Income taxes payable	4,565	3,418
Notes payable and current portion of long-term debt	24,112	27,213

Total Current Liabilities	126,468	120,907

Long-term Debt, Net of Current Portion	71,228	6,278
Deferred Income Taxes	11,954	11,237
Other Noncurrent Liabilities	13,283	11,235
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,895,586 and 15,823,529 issued and outstanding, respectively	159	158
Additional paid-in capital	216,627	215,274
Retained earnings	86,888	82,318
Accumulated other comprehensive income	13,714	12,973

Total Shareholders’ Equity	317,388	310,723

Total Liabilities and Shareholders’ Equity	$540,321	$460,380

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended
	April 2, 2006	April 3, 2005
Net revenues	$127,295	$102,238
Cost of revenues	88,957	69,297

GROSS PROFIT	38,338	32,941
Selling, general and administrative expenses	29,849	24,090
Special charges	—	305

OPERATING INCOME	8,489	8,546
Other (income) expense:
Interest income	(109)	(85)
Interest expense	1,133	872
Other expense (income), net	(131)	(181)

Total other expense	893	606

INCOME BEFORE INCOME TAXES	7,596	7,940
Provision for income taxes	2,431	2,779

NET INCOME	$5,165	$5,161

Earnings per common share:
Basic	$0.33	$0.33
Diluted	$0.32	$0.32

Weighted average common shares outstanding:
Basic	15,853	15,515
Diluted	16,197	16,054

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Three Months Ended
	April 2, 2006	April 3, 2005
OPERATING ACTIVITIES
Net income	$5,165	$5,161
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2,619	2,597
Amortization	515	38
Compensation expense of stock-based plans	790	206
(Gain) loss on sale of property, plant and equipment	(23)	7
Equity in undistributed earnings of affiliates	(33)	(63)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	2,405	(134)
Inventories	(6,222)	(11,697)
Prepaid expenses and other assets	(2,378)	(3,892)
Accounts payable, accrued expenses and other liabilities	(5,878)	11,619

Net cash (used in) provided by operating activities	(3,040)	3,842

INVESTING ACTIVITIES
Additions to property, plant and equipment	(1,578)	(3,668)
Proceeds from sale of property, plant and equipment	14	—
Proceeds from sale of assets held for sale	100	—
Business acquisition, net of cash acquired	(61,015)	(34,690)

Net cash used in investing activities	(62,479)	(38,358)

FINANCING ACTIVITIES
Proceeds from long-term borrowings	64,608	2,645
Payments of long-term debt	(3,578)	(2,374)
Dividends paid	(595)	(586)
Proceeds from the exercise of stock options	297	2,250
Tax effect of share based compensation	368	—

Net cash provided by financing activities	61,100	1,935

Effect of exchange rate changes on cash and cash equivalents	376	(1,130)

INCREASE IN CASH AND CASH EQUIVALENTS	(4,043)	(33,711)
Cash and cash equivalents at beginning of year	31,112	58,653

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$27,069	$24,942

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended
	April 2, 2006	April 3, 2005
ORDERS
Instrumentation & Thermal Fluid Controls	$87,264	$66,434

Energy Products	115,979	45,525

Total orders	$203,243	$111,959

	April 2, 2006	December 31, 2005
BACKLOG
Instrumentation & Thermal Fluid Controls	$110,737	$84,018

Energy Products	130,605	58,137

Total backlog	$241,342	$142,155

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2005					2006
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR
NET REVENUES
Instrumentation & Thermal Fluid Controls (TFC)	$61,025	$62,908	$59,031	$68,312	$251,276	$72,434
Energy Products	41,213	55,749	50,191	52,102	199,255	54,861

Total	102,238	118,657	109,222	120,414	450,531	127,295

OPERATING MARGIN

Instrumentation & TFC	14.8%	12.1%	9.4%	9.5%	11.4%	9.1%
Energy Products	8.0%	10.7%	11.3%	9.5%	10.0%	10.4%
Segment operating margin	12.0%	11.5%	10.3%	9.5%	10.8%	9.7%
Corporate expenses	-3.4%	-2.6%	-3.3%	-3.2%	-3.1%	-3.0%
Special charges	-0.3%	-0.1%	-0.5%	-0.6%	-0.4%	0.0%
Total operating margin	8.4%	8.7%	6.6%	5.8%	7.3%	6.7%

OPERATING INCOME

Instrumentation & TFC (excl. special & unusual charges)	9,004	7,641	5,532	6,517	28,694	6,595
Energy Products (excl. special & unusual charges)	3,290	5,957	5,680	4,932	19,859	5,702

Segment operating income (excl. special & unusual charges)	12,294	13,598	11,212	11,449	48,553	12,297
Corporate expenses	(3,443)	(3,105)	(3,553)	(3,817)	(13,918)	(3,808)
Special charges	(305)	(133)	(496)	(696)	(1,630)	—

Total operating income	8,546	10,360	7,163	6,936	33,005	8,489

INTEREST EXPENSE, NET	(787)	(667)	(728)	(628)	(2,810)	(1,024)
OTHER (EXPENSE) INCOME, NET	181	(204)	(174)	53	(144)	131

PRETAX INCOME	7,940	9,489	6,261	6,361	30,051	7,596
PROVISION FOR INCOME TAXES	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)	(2,431)

EFFECTIVE TAX RATE	35.0%	35.0%	31.2%	25.4%	32.2%	32.0%
NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,165

Weighted Average Common Shares Outstanding (Diluted)	16,054	16,171	16,228	16,172	16,019	16,197

EARNINGS PER COMMON SHARE (Diluted)	$0.32	$0.38	$0.27	$0.29	$1.27	$0.32

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.33	$0.39	$0.29	$0.33	$1.34	$0.32

EBIT	$8,727	$10,156	$6,989	$6,989	$32,861	$8,620
Depreciation	2,597	2,586	2,450	2,192	9,825	2,619
Amortization of intangibles	38	227	65	258	588	515

EBITDA	$11,362	$12,969	$9,504	$9,439	$43,274	$11,754

EBITDA AS A PERCENT OF SALES	11.1%	10.9%	8.7%	7.8%	9.6%	9.2%

CAPITAL EXPENDITURES	$3,668	$3,136	$4,649	$3,568	$15,021	$1,578

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2005					2006
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(412)	$12,565	$5,307	$10,487	$27,947	$(5,213)
ADD: Capital expenditures	3,668	3,136	4,649	3,568	15,021	1,578
Dividends paid	586	589	590	593	2,358	595

NET CASH PROVIDED BY OPERATING ACTIVITIES	$3,842	$16,290	$10,546	$14,648	$45,326	$(3,040)

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]	$15,367	$10,371	$2,054	$2,293	$2,293	$68,271
ADD: Cash and cash equivalents	24,942	29,269	39,154	31,112	31,112	27,069
Investments	4,117	4,026	4,308	86	86	—

TOTAL DEBT	$44,426	$43,666	$45,516	$33,491	$33,491	$95,340

NET DEBT AS % OF NET CAPITALIZATION	4.9%	3.3%	0.7%	0.7%	0.7%	17.7%
NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]	$313,378	$310,514	$309,763	$313,016	$313,016	$385,659
LESS: Total debt	(44,426)	(43,666)	(45,516)	(33,491)	(33,491)	(95,340)
ADD: Cash and cash equivalents	24,942	29,269	39,154	31,112	31,112	27,069
Investments	4,117	4,026	4,308	86	86	—

TOTAL SHAREHOLDERS’ EQUITY	298,011	300,143	307,709	310,723	310,723	317,388
ADD: Total debt	44,426	43,666	45,516	33,491	33,491	95,340

TOTAL CAPITAL	$342,437	$343,809	$353,225	$344,214	$344,214	$412,728

TOTAL DEBT / TOTAL CAPITAL	13.0%	12.7%	12.9%	9.7%	9.7%	23.1%
EBIT [NET INCOME LESS INTEREST EXPENSE, NET LESS TAXES]	$8,727	$10,156	$6,989	$6,989	$32,861	$8,620
LESS: Interest expense, net	(787)	(667)	(728)	(628)	(2,810)	(1,024)
Provision for income taxes	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)	(2,431)

NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,165

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$11,362	$12,969	$9,504	$9,439	$43,274	$11,754
LESS:
Interest expense, net	(787)	(667)	(728)	(628)	(2,810)	(1,024)
Depreciation	(2,597)	(2,586)	(2,450)	(2,192)	(9,825)	(2,619)
Amortization of intangibles	(38)	(227)	(65)	(258)	(588)	(515)
Provision for income taxes	(2,779)	(3,321)	(1,955)	(1,613)	(9,668)	(2,431)

NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,165

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]	$5,359	$6,254	$4,647	$5,268	$21,489	$5,165
LESS: Special charges, net of tax	(198)	(86)	(341)	(520)	(1,106)	—

NET INCOME	$5,161	$6,168	$4,306	$4,748	$20,383	$5,165

Weighted average common shares outstanding (diluted)	16,054	16,171	16,228	16,172	16,019	16,197
EARNINGS PER SHARE EXCLUDING SPECIAL CHARGES	$0.33	$0.39	$0.29	$0.33	$1.34	$0.32